Exhibit 99.3
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

All dollar amounts herein, other than per share data, are presented in thousands (000's)

On December 1, 2021, Clarivate Plc (“Clarivate”) completed its previously announced acquisition (the “Acquisition”) of ProQuest, a leading global software, data and analytics provider to academic, research and national institutions, from Cambridge Information Group (“CIG”), Atairos and certain other equityholders (collectively, the “Seller Group”), pursuant to the Transaction Agreement, dated as of May 15, 2021 (as amended by Amendment No. 1, dated as of July 28, 2021, and Amendment No. 2, dated as of November 12, 2021, the “Transaction Agreement”). Pursuant to the Transaction Agreement, Andrew M. Snyder, Chief Executive Officer of CIG, was appointed to the Board as Vice Chairman, and Michael J. Angelakis, Chairman and Chief Executive Officer of Atairos, was appointed to the Board, in each case effective as of December 1, 2021. The following table summarizes the components of the purchase consideration based on the Initial Closing Statement, which will be finalized within 90 days after the closing date:

Issuance of 46,910,923 shares(1)	$1,094,901
Estimated cash consideration(2)	3,951,947
Total purchase price	$5,046,848
Estimated cash acquired(2)	(39,086)
Total purchase price, net of cash acquired	$5,007,762

(1) Based on the Company’s closing share price of $23.34 on November 30, 2021.
(2) Based on the Initial Closing Statement, estimated total cash consideration of $3,951,947 includes a base cash consideration of $3,988,000, less estimated working capital adjustments of $35,939, less estimated closing indebtedness adjustments of $36,618, plus estimated closing cash of $36,504. Estimated closing cash includes $39,086 of cash acquired, less $2,076 of restricted cash acquired and $506 of tax related adjustments as defined in the Transaction Agreement. The Initial Closing Statement will be finalized within 90 days after the closing date.

The aforementioned events are hereinafter referred to as the “ProQuest Transactions.”

Included in the September 30, 2021 historical Clarivate results of the unaudited pro forma condensed combined financial information are financing related costs which related to debt and equity financing of $3,957,778 including $1,837,027 of long-term debt (net of $5,549 of unamortized deferred financing costs), $1,392,671 (net of $44,829 of underwriting discounts and offering costs) of Series A Mandatory Convertible Preferred Shares ("MCPS"), and $728,080 from our June 2021 Common Share offering (net of $24,534 of underwriting discounts and offering costs).

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. The following unaudited pro forma condensed combined financial information gives effect to the ProQuest Transactions and includes adjustments for the following financing transactions and transaction accounting impacts:

•Application of the acquisition method of accounting under the provisions of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification ("ASC"), which the Company refers to as ASC 805, “Business Combinations”;
•Certain reclassifications to conform to the historical financial statement presentation of Clarivate regarding balances included in the historical Clarivate condensed consolidated balance sheet, including reclassifications to cash and cash equivalents from restricted cash, and from the current portion of long-term debt to long-term debt, related to private placement offerings and subsequent exchange offerings involving our Senior Secured Notes due 2028 and Senior Notes due 2029 ("the New Notes");
•Costs incurred associated with the underwriter's fee on the New Notes, which once incurred, were netted against the balance of funds received;
•Weighted average shares used to compute loss per share adjusted for our June 2021 public offering of our ordinary shares;
•Dividends on our MCPS;
•Transaction costs incurred in connection with the ProQuest acquisition; and
•Certain reclassifications to conform to the historical financial statement presentation of Clarivate.

Additionally, the unaudited pro forma condensed combined financial information gives effect to Clarivate’s October 1, 2020, acquisition of 100% of the assets, liabilities and equity interests of CPA Global, a global leader in intellectual property software and tech-enabled services. Clarivate acquired all of the outstanding shares of CPA Global in a cash and stock transaction. The aggregate consideration in connection with the closing of the CPA Global acquisition was $8,541,551, net of $102,010 cash acquired and including an equity holdback consideration of $46,485. The aggregate consideration was composed of (i) $6,565,477 from the issuance of up to 218,183,778 ordinary shares to Redtop Holdings Limited, a portfolio company of Leonard Green & Partners, L.P., representing approximately 35% pro forma fully diluted ownership of Clarivate and (ii) approximately $2,078,084 in cash to fund the repayment of CPA Global's parent company outstanding debt of $2,055,822 and related interest swap termination fee of $22,262. Of the 218,306,663 ordinary shares issuable in the acquisition, Clarivate issued 210,357,918 ordinary shares as of October 1, 2020. There were 6,325,860 shares that were issued to Leonard Green & Partners, L.P. that were returned to Clarivate to fund an Employee Benefit Trust established for the CPA Global Equity Plan in the amount of $196,038. Accordingly, these shares were excluded from purchase price consideration. 1,500,000 ordinary shares were issued as part of the equity holdback consideration in January 2021. The Company incurred an incremental $1,600,000 of borrowings under our term loan facility and used the net proceeds from such borrowings to fund the repayment of CPA Global's parent company outstanding debt of $2,055,822. Previously, the Company had secured the backstop of a $1,500,000 fully committed bridge facility. However, the Company obtained all required financing with proceeds from the additional term loan borrowings and the bridge facility remained undrawn through its expiration on closing of the acquisition. The events in this paragraph are hereinafter referred to as the "CPA Global Transactions."

The following unaudited pro forma condensed combined statements of operations give effect to the CPA Global Transactions and includes adjustments for the following:

•Application of the acquisition method of accounting under the provisions of the ASC 805, “Business Combinations”;
•Incremental term loan borrowings of $1,600,000;
•Transaction costs incurred in connection with the CPA Global acquisition; and
•Certain reclassifications to conform to the historical financial statement presentation of Clarivate.

Additionally, the unaudited pro forma condensed combined financial information gives effect to Clarivate’s February 28, 2020, acquisition of 100% of the assets, liabilities and equity interests of Decision Resources Combined ("DRG"), a premier provider of high-value data, analytics and insights products and services to the healthcare industry, from Piramal Enterprises Limited ("PEL"), which is a part of global business conglomerate Piramal Group. In February 2020, the Company completed an underwritten public offering of 27,600,000 of its ordinary shares generating net proceeds of $540,736, which were used to fund a portion of the cash consideration for the DRG acquisition. In addition, the Company incurred an incremental $360,000 of term loans under its term loan facility and used the net proceeds from such borrowings, together with cash on hand, to fund the remainder of the cash consideration for the DRG acquisition and to pay related fees and expenses. The events in this paragraph are hereinafter referred to as the "DRG Transactions."

The following unaudited pro forma condensed combined statements of operations give effect to the DRG Transactions and includes adjustments for the following:

•Application of the acquisition method of accounting under the provisions of the ASC 805, “Business Combinations”;
•Incremental term loan borrowings of $360,000;
•Underwritten public offering of 27,600,000 of Clarivate ordinary shares;
•Transaction costs incurred in connection with the DRG acquisition; and
•Certain reclassifications to conform to the historical financial statement presentation of Clarivate.

The following unaudited pro forma condensed combined financial information and related notes are based on, and should be read in conjunction with, (i) the historical audited consolidated financial statements of Clarivate and the related notes included in Clarivate’s Annual Report on Form 10-K/A (Amendment No. 2) for the year ended December 31, 2020 filed on February 3, 2022, (ii) the historical unaudited condensed consolidated financial statements of Clarivate as of and for the nine months ended September 30, 2021 and the related notes included in Clarivate’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2021 filed on February 3, 2022, (iii) the historical audited consolidated financial statements of ProQuest and the related notes as of and for the year ended December 31, 2020 incorporated as Exhibit 99.1 within this Form 8-K/A, (iv) the historical unaudited consolidated financial statements of ProQuest and the related notes as of and for the nine months ended September 30, 2021 incorporated as Exhibit 99.2 within this Form 8-K/A, (v) the historical unaudited consolidated financial statements of CPA Global Group Holdings Limited and the related notes as of and for the nine months ended September 30, 2020 incorporated in the Form 8-K filed on June 8, 2021, and (vi) the historical unaudited statement of operations of DRG for the period from January 1, 2020 through February 27, 2020 included in Exhibit 99.2 in the Form 8-K filed on May 14, 2020.

The unaudited pro forma condensed combined financial information for the year ended December 31, 2020 and the nine months ended September 30, 2021, in each case, give effect to the DRG Acquisition, CPA Global Acquisition, and the ProQuest Acquisition as if they had occurred on January 1, 2020 and combine the historical results of operations of Clarivate, DRG (through February 27, 2020), CPA Global (through September 30, 2020), and ProQuest.

The unaudited pro forma condensed combined balance sheet combines the unaudited condensed consolidated balance sheet of Clarivate as of September 30, 2021, with ProQuest’s balance sheet as of September 30, 2021, derived from the interim financial statements of ProQuest. The historical balance sheets of Clarivate and ProQuest have been adjusted in the accompanying unaudited pro forma condensed combined balance sheet to give effect to the ProQuest Transactions as if they had occurred on September 30, 2021.

The unaudited pro forma condensed combined financial information for the nine months ended September 30, 2021 combines the unaudited condensed consolidated statement of operations of Clarivate for the nine months ended September 30, 2021 with ProQuest's unaudited condensed statement of operations for the nine months ended September 30, 2021.

The unaudited pro forma condensed combined financial information for the year ended December 31, 2020 combines the audited consolidated statement of operations of Clarivate for the year ended December 31, 2020 with (i) the audited consolidated statement of operations of ProQuest for the year ended December 31, 2020 (ii) the unaudited consolidated statement of operations of CPA Global for the nine months ended September 30, 2020 and (iii) the unaudited statement of operations of DRG for the period from January 1, 2020 through February 27, 2020.

The unaudited pro forma condensed combined financial information and related notes are being provided for illustrative purposes only and do not purport to represent what the actual combined results of operations would have been had the DRG Transactions, CPA Global Transactions, and ProQuest Transactions been completed on the date indicated, nor are they necessarily indicative of the combined future results of operations for any future period.

The pound sterling (GBP) is CPA Global’s reporting currency. CPA Global’s unaudited consolidated statement of operations for the nine months ended September 30, 2020 have been translated to U.S. Dollars using an exchange rate of $1.2711, which approximate the average GBP conversion rate to U.S. Dollars for the applicable period.

The unaudited pro forma condensed combined financial information gives effect to the acquisitions of DRG, CPA Global, and ProQuest using the acquisition method of accounting under U.S. GAAP. The acquisition method of accounting is dependent upon certain procedures, such as valuations, appraisals, and discussions and input from DRG, CPA Global, and ProQuest management, which have been performed to obtain the necessary information to recognize the acquired assets and liabilities at fair value. The estimated purchase price allocation for the ProQuest acquisition is preliminary and may change upon completion of the determination of the fair value of assets acquired and liabilities assumed. The final purchase price allocation may be different from that reflected in the pro forma purchase price allocation presented herein, and these differences may be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2021
(In thousands, except share and per share data)

	Historical		Pro Forma Adjustments
	Clarivate (As Restated)	ProQuest	Acquisition and Related		Financing		Pro Forma Combined
		Note 2	Note 3		Note 4
Assets
Current assets:
Cash and cash equivalents	$2,479,880	$53,600	$(3,990,822)	(c)	$1,767,240	(l)	$309,898
Restricted cash	1,857,657	2,100	—		(1,842,576)	(l)	17,181
Accounts receivable, net of allowance for doubtful accounts	610,755	144,700	—		—		755,455
Prepaid expenses	58,056	24,900	—		—		82,956
Other current assets	42,192	35,000	(1,400)	(f)	—		75,792
Total current assets	5,048,540	260,300	(3,992,222)		(75,336)		1,241,282
Property and equipment, net	27,948	52,200	—		—		80,148
Other intangible assets, net	6,964,081	365,700	3,162,300	(e)	—		10,492,081
Goodwill	5,999,322	629,100	1,093,131	(e)	—		7,721,553
Other non-current assets	28,998	12,600	—		—		41,598
Deferred income taxes	28,469	800	—		—		29,269
Operating lease right-of-use assets	45,880	—	60,500	(e)	—		106,380
Total Assets	18,143,238	1,320,700	323,709		(75,336)		19,712,311

Liabilities and Shareholders' equity
Current liabilities:
Accounts payable	94,494	34,500	—		—		128,994
Accrued expenses and other current liabilities	559,693	153,700	(23,700)	(f)	—		689,693
Current portion of deferred revenues	579,935	363,000	(90,700)	(e)	—		852,235
Current portion of operating lease liabilities	28,459	—	8,800	(e)	—		37,259
Current portion of long-term debt	1,865,627	—	—		(1,837,027)	(l)	28,600
Total current liabilities	3,128,208	551,200	(105,600)		(1,837,027)		1,736,781
Long-term debt	3,443,578	903,000	(903,000)	(g)	1,811,691	(l)	5,255,269
Warrant liabilities	195,952	—	—		—		195,952
Non-current portion of deferred revenues	44,934	7,900	(2,000)	(e)	—		50,834
Other non-current liabilities	49,960	43,600	—		—		93,560
Deferred income taxes	329,755	16,900	6,991	(i)	—		353,646
Operating lease liabilities	58,443	—	52,900	(e)	—		111,343
Total liabilities	7,250,830	1,522,600	(950,709)		(25,336)		7,797,385
Commitments and contingencies
Shareholders’ equity:
Ordinary Shares	10,810,130	—	1,094,901	(c)	—		11,905,031
Preferred Shares	1,392,671	—	—		—		1,392,671
Treasury Shares	(196,038)	—	—		—		(196,038)
Member's Equity	—	(191,000)	191,000	(h)	—		—
Accumulated other comprehensive income (loss)	318,008	(10,900)	10,900	(h)	—		318,008
Accumulated deficit	(1,432,363)	—	(22,383)	(h)	(50,000)	(l)	(1,504,746)
Total shareholders’ equity	10,892,408	(201,900)	1,274,418		(50,000)		11,914,926
Total Liabilities and Shareholders’ equity	$18,143,238	$1,320,700	$323,709		$(75,336)		$19,712,311

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Balance Sheet

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021

	Historical		Pro Forma Adjustments
			ProQuest
	Clarivate (As Restated)	ProQuest	Acquisition and Related		Financing		Pro Forma Combined
		Note 2	Note 3		Note 4
Revenues, net	$1,316,192	$676,400	$(975)	(e)	$—		$1,991,617
Operating costs and expenses:
Cost of revenues	(438,311)	(250,300)	—		—		(688,611)
Selling, general and administrative costs	(458,847)	(255,900)	—		—		(714,747)
Depreciation	(9,243)	(10,600)	—		—		(19,843)
Amortization	(383,270)	(64,100)	(74,092)	(e)	—		(521,462)
Restructuring and impairment	(125,685)	—	—		—		(125,685)
Other operating (expense) income, net	(19,741)	5,200	—		—		(14,541)
Total operating expenses	(1,435,097)	(575,700)	(74,092)		—		(2,084,889)
(Loss) income from operations	(118,905)	100,700	(75,067)		—		(93,272)
Mark to market adjustment on financial instruments	113,207	—	—		—		113,207
Income (loss) before interest expense and income tax	(5,698)	100,700	(75,067)		—		19,935
Interest expense and amortization of debt discount, net	(141,156)	(22,500)	22,500	(g)	(41,890)	(m)	(183,046)
(Loss) income before income tax	(146,854)	78,200	(52,567)		(41,890)		(163,111)
(Provision) benefit for income taxes	(12,240)	(8,400)	543	(i)	—		(20,097)
Net (loss) income	$(159,094)	$69,800	$(52,024)		$(41,890)		$(183,208)
Dividends on preferred shares	(22,431)	—	—		(34,171)	(n)	(56,602)
Net (loss) income attributable to ordinary shares	$(181,525)	$69,800	$(52,024)		$(76,061)		$(239,810)

Per share:
Basic and diluted	$(0.29)						$(0.35)

Weighted average shares used to compute loss per share:
Basic and diluted	616,135,071		46,910,923	(o)	19,230,769	(o)	682,276,763

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Statement of Operations

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2020
(In thousands, except share and per share data)

	Historical				Pro Forma Adjustments
					DRG				CPA Global				ProQuest
	Clarivate (As Restated)	ProQuest	CPA Global	DRG	Acquisition and Related		Financing		Acquisition and Related		Financing		Acquisition and Related		Financing		Pro Forma Combined
		Note 2	Note 2	Note 2	Note 3		Note 4		Note 3		Note 4		Note 3		Note 4
Revenues, net	$1,254,047	$862,900	$440,138	$23,215	$—		$—		$—		$—		$(90,700)	(e)	$—		$2,489,600
Operating costs and expenses:
Cost of revenues	(438,787)	(327,400)	(139,989)	(14,918)	—		—		—		—		—		—		(921,094)
Selling, general and administrative costs	(544,700)	(318,700)	(170,127)	(66,368)	—		—		—		—		(38,875)	(d)	—		(1,138,770)
Depreciation	(12,709)	(14,700)	(3,047)	(1,273)	—		—		—		—		—		—		(31,729)
Amortization	(290,441)	(116,900)	(63,949)	(3,136)	(4,412)	(a)	—		(109,978)	(b)	—		(67,355)	(e)	—		(656,171)
Restructuring and impairment	(56,138)	—	(5,928)	—	—		—		—		—		—		—		(62,066)
Other operating income (expense), net	52,381	(8,600)	10,323	698	—		—		—		—		—		—		54,802
Total operating expenses	(1,290,394)	(786,300)	(372,717)	(84,997)	(4,412)		—		(109,978)		—		(106,230)		—		(2,755,028)
Income (loss) from operations	(36,347)	76,600	67,421	(61,782)	(4,412)		—		(109,978)		—		(196,930)		—		(265,428)
Market to market adjustment on financial instruments	(205,062)	—	—	—	—		—		—		—		—		—		(205,062)
Legal Settlement	—	—	(760)	—	—		—		—		—		—		—		(760)
(Loss) income before interest expense and income tax	(241,409)	76,600	66,661	(61,782)	(4,412)		—		(109,978)		—		(196,930)		—		(471,250)
Interest expense and amortization of debt discount, net	(111,914)	(71,500)	(9,878)	(6,623)	—		3,637	(j)	—		(45,576)	(k)	71,500	(g)	(134,987)	(m)	(305,341)
(Loss) income before income tax	(353,323)	5,100	56,783	(68,405)	(4,412)		3,637		(109,978)		(45,576)		(125,430)		(134,987)		(776,591)
Benefit (provision) for income taxes	2,698	(1,700)	(5,862)	23,106	1,201		(990)		6,707		—		17,653	(i)	—		42,813
Net (loss) income	(350,625)	3,400	50,921	(45,299)	(3,211)		2,647		(103,271)		(45,576)		(107,777)		(134,987)		(733,778)
Dividends on preferred shares	—	—	—	—	—		—		—		—		—		(75,469)	(n)	(75,469)
Net (loss) income attributable to ordinary shares	$(350,625)	$3,400	$50,921	$(45,299)	$(3,211)		$2,647		$(103,271)		$(45,576)		$(107,777)		$(210,456)		$(809,247)

Per share:
Basic and diluted	$(0.82)																$(1.61)

Weighted average shares used to compute loss per share:
Basic and diluted	427,023,558												46,910,923	(o)	28,846,154	(o)	502,780,635

The accompanying notes are an integral part of this Unaudited Pro Forma Condensed Combined Statement of Operations

1. Basis of Presentation
The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the ProQuest Transaction as if it had occurred on September 30, 2021, and combines the historical results of operations and balance sheet of Clarivate and ProQuest. The unaudited pro forma condensed combined financial information for the year ended December 31, 2020 and the nine months ended September 30, 2021 give effect to the DRG Transactions, CPA Global Transactions, and the ProQuest Transactions as if they had occurred on January 1, 2020, and combine the historical results of operations of Clarivate, DRG, CPA Global, and ProQuest (the “Combined Group”). The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021 combines the unaudited condensed consolidated statement of operations of Clarivate for the nine months ended September 30, 2021 and ProQuest statements of operations from January 1, 2021 through September 30, 2021, derived from the unaudited interim consolidated statement of operations of ProQuest for the nine months ended September 30, 2021. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines (i) the audited consolidated statement of operations of Clarivate for the year ended ended December 31, 2020; (ii) DRG’s statement of operations for the period from January 1, 2020 through February 27, 2020 derived from the books and records of DRG; (iii) CPA Global statements of operations from January 1, 2020 through September 30, 2020, derived from the unaudited interim consolidated statement of operations of CPA Global for the nine months ended September 30, 2020; and (iv) ProQuest statements of operations from January 1, 2020 through December 31, 2020, derived from the audited consolidated statement of operations of ProQuest for the year ended ended December 31, 2020.
The accompanying unaudited pro forma condensed combined balance sheet and statements of operations and related notes are presented for illustrative purposes only and do not purport to be indicative of the actual results that would have been achieved if the DRG Transactions, CPA Global Transactions, and ProQuest Transactions had been consummated on the date indicated, or that will be achieved in the future. The pro forma condensed combined statements of operations do not reflect the costs of any integration activities or benefits that may result from realization of revenue growth or operational synergies expected to result from the DRG Transactions, CPA Global Transactions, and ProQuest Transactions.
Clarivate is in the process of finalizing its review of ProQuest's accounting policies and has not identified any material policy adjustments, aside from the early adoption of ASC Topic 842. The accompanying unaudited pro forma condensed combined balance sheet reflects the preliminary estimated fair value adjustment to record operating lease right-of-use assets and operating lease liabilities to reflect the adoption of ASC 842 on the opening balance sheet of ProQuest. Management expects to finalize its review of accounting policies subsequent to the closing of the ProQuest Transactions.
The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the historical financial statements described in the opening section of this exhibit. There were no material pre-acquisition transactions and balances between any of Clarivate, DRG, CPA Global, and ProQuest for the periods presented.

The pound sterling (GBP) is CPA Global’s reporting currency. CPA Global’s historical unaudited consolidated statement of operations for the nine months ended September 30, 2020 have been translated to U.S. Dollars using an exchange rate of $1.2711, which approximate the average GBP conversion rate to U.S. Dollars for the applicable period.

2. Reclassification Adjustments
Reclassification Adjustments for DRG Acquisition
Certain reclassifications have been made to the historical presentation of the combined statement of operations of DRG to conform to the financial statement presentation of Clarivate. The following summarizes the reclassification adjustments in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

DRG Historical Combined Statement of Comprehensive Loss Line Items	Clarivate Historical Consolidated Statement of Operations Line Items	DRG Historical Combined Statement of Comprehensive Loss	Reclassification (Rounded)	DRG Adjusted Historical Combined Statement of Operations (Unaudited, Rounded)
Share-based compensation expense		$(47,387)	$47,387	$—
	Selling, general and administrative costs	(18,981)	(47,387)	(66,368)

Reclassification Adjustments for CPA Global
Certain reclassifications have been made to the historical presentation of the combined statement of operations of CPA Global to conform to the financial statement presentation of Clarivate. The following summarizes the reclassification adjustments in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

CPA Global Holdings Limited Historical Combined Statement of Comprehensive Loss Line Items	Clarivate Historical Consolidated Statement of Operations Line Items	CPA Global Holdings Limited Historical Combined Statement of Comprehensive Loss	Reclassification (Rounded)	CPA Global Holdings Limited Adjusted Historical Combined Statement of Operations (Unaudited, Rounded)
Transaction expenses		$(35,725)	$35,725	$—
Transition, integration and other related expenses		(5,374)	5,374	—
Selling, general and administrative costs	Selling, general and administrative costs	(129,028)	(41,099)	(170,127)
Related party interest expense		(8,523)	8,523	—
Interest expense	Interest expense and amortization of debt discount, net	(1,355)	(8,523)	(9,878)

Reclassification Adjustments for ProQuest

Certain reclassifications have been made to the historical presentation of the consolidated financial position of ProQuest to conform to the financial statement presentation of Clarivate. The following summarizes the reclassification adjustments in the unaudited pro forma condensed combined balance sheet as at September 30, 2021.

ProQuest Historical Consolidated Statements of Financial Position Line Items	Clarivate Historical Consolidated Balance Sheet Line Items	ProQuest Historical Consolidated Statements of Financial Position	Reclassification (Rounded)	ProQuest Adjusted Historical Consolidated Statements of Financial Position
Deferred Royalties		$19,600	$(19,600)	$—
	Prepaid expenses		24,900	24,900
	Other current assets	40,300	(5,300)	35,000
Content and software development, net		112,400	(112,400)	—
	Other intangible assets, net	253,300	112,400	365,700
Other non-current assets	Other non-current assets	13,400	(800)	12,600
	Deferred income taxes	—	800	800
Accrued wages and benefits		43,900	(43,900)	—
Accrued royalty costs		63,800	(63,800)	—
Other current liabilities		46,000	(46,000)	—
	Accrued expenses and other current liabilities	—	153,700	153,700
Long-term capital lease		26,300	(26,300)	—
	Other non-current liabilities	17,300	26,300	43,600

Certain reclassifications have been made to the historical presentation of the consolidated statement of operations of ProQuest to conform to the financial statement presentation of Clarivate. The following summarizes the reclassification adjustments in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2021.

ProQuest Historical Consolidated Statements of Operations Line Items	Clarivate Historical Consolidated Statement of Operations Line Items	ProQuest Historical Consolidated Statement of Comprehensive Income	Reclassification (Rounded)	ProQuest Adjusted Historical Consolidated Statement of Operations (Unaudited, Rounded)
Cost of subscription and maintenance (exclusive of depreciation and amortization shown below)		$(137,700)	$137,700	$—
Cost of content licenses and other products (exclusive of depreciation and amortization shown below)		(112,600)	112,600	—
	Cost of revenues	—	(250,300)	(250,300)
Selling, general and administrative	Selling, general and administrative	(195,900)	(60,000)	(255,900)
Depreciation and amortization		(74,700)	74,700	—
	Depreciation	—	(10,600)	(10,600)
	Amortization	—	(64,100)	(64,100)
Research and development		(54,500)	54,500	—
Management fee - related party		(5,500)	5,500	—
Interest expense, net		(36,000)	36,000	—
	Interest expense and amortization of debt discount, net		(22,500)	(22,500)
Unrealized gains on derivative instruments		18,900	(18,900)	—
Foreign currency transaction losses		(200)	200	—
	Other operating income (expense), net	—	5,200	5,200

Certain reclassifications have been made to the historical presentation of the consolidated statement of operations of ProQuest to conform to the financial statement presentation of Clarivate. The following summarizes the reclassification adjustments in the unaudited pro forma condensed combined statement of operations for the year ended ended December 31, 2020.

ProQuest Historical Consolidated Statements of Operations Line Items	Clarivate Historical Consolidated Statement of Operations Line Items	ProQuest Historical Consolidated Statement of Comprehensive Income	Reclassification (Rounded)	ProQuest Adjusted Historical Consolidated Statement of Operations (Unaudited, Rounded)
Cost of subscription and maintenance (exclusive of depreciation and amortization shown below)		$(191,000)	$191,000	$—
Cost of content licenses and other products (exclusive of depreciation and amortization shown below)		(136,400)	136,400	—
	Cost of revenues		(327,400)	(327,400)
Selling, general and administrative	Selling, general and administrative	(237,800)	(80,900)	(318,700)
Depreciation and amortization		(131,600)	131,600	—
	Depreciation	—	(14,700)	(14,700)
	Amortization	—	(116,900)	(116,900)
Research and development		(75,100)	75,100	—
Management fee - related party		(7,000)	7,000	—
Interest expense, net		(48,400)	48,400	—
	Interest expense and amortization of debt discount, net		(71,500)	(71,500)
Unrealized losses on derivative instruments		(30,600)	30,600	—
Foreign currency transaction losses		(1,000)	1,000	—
Other (expense) income		(100)	100	—
Gain on contingent considerations		1,200	(1,200)	—
	Other operating income (expense), net	—	(8,600)	(8,600)

3. Purchase Price Accounting and Related Transaction Adjustments
Purchase Price Allocation for DRG Acquisition
The unaudited pro forma condensed combined financial information for the year ended December 31, 2020 give effect to the DRG acquisition as if it occurred on January 1, 2020.
(a)Upon consummation of the acquisition of DRG, Clarivate recognized assets of $381,000 for customer relationships, $50,200 for database and content, $5,200 for trade names, $23,000 for purchased software and $28,000 for backlog.
All amortization adjustments related to identified intangible assets as a result of the DRG acquisition are recorded to Amortization expense. The estimated amortization expense was computed using the straight-line method based on an estimated useful life of the identifiable definite-lived intangible assets.

			Amortization Estimate
	Estimated Fair Value	Remaining Range of Years	Year Ended December 31, 2020
Customer relationships	$381,000	10-21	$3,757
Database and content	50,200	2-7	1,798
Tradenames	5,200	4-7	217
Purchased software	23,000	3-8	601
Backlog	28,000	4	1,175
Total	$487,400		$7,548
Eliminate historical DRG amortization expense			(3,136)
Pro forma amortization adjustment			$4,412

Purchase Price Allocation for CPA Global
The unaudited pro forma condensed combined financial information for the year ended December 31, 2020 give effect to the CPA Global acquisition as if it occurred on January 1, 2020.

(b)Upon consummation of the acquisition of CPA Global, Clarivate recognized assets of $4,643,306 for customer relationships, $266,224 for Technology and $10,787 for trademarks.
All amortization adjustments related to identified intangible assets as a result of the CPA Global acquisition are recorded to Amortization expense. The estimated amortization expense was computed using the straight-line method based on an estimated useful life of the identifiable definite-lived intangible assets.

			Amortization Estimate
	Estimated Fair Value	Remaining Range of Years	Year Ended December 31, 2020
Customer relationships	$4,643,306	17-23	$153,077
Technology	266,224	6-14	17,729
Trademarks	10,787	2-17	3,121
Total	$4,920,317		$173,927
Eliminate historical CPA Global amortization expense			(63,949)
Pro forma amortization adjustment			$109,978

Purchase Price Consideration for ProQuest
(c)Estimated Consideration of approximately $5,046,848 is based on the Company’s closing share price of $23.34 on November 30, 2021.

The following table summarizes the components of the purchase consideration based on the Initial Closing Statement, which will be finalized within 90 days after the closing date:

Issuance of 46,910,923 shares	$1,094,901
Estimated cash consideration(1)	3,951,947
Adjusted purchase price	$5,046,848

Estimated cash consideration(1)	$3,951,947
Estimated transaction expenses(2)	38,875
Pro forma adjustment to cash and cash equivalents	$3,990,822

(1) Based on the Initial Closing Statement, estimated total cash consideration of $3,951,947 includes a base cash consideration of $3,988,000, less estimated working capital adjustments of $35,939, less estimated closing indebtedness adjustments of $36,618, plus estimated closing cash of $36,504. Estimated closing cash includes $39,086 of cash acquired, less $2,076 of restricted cash acquired and $506 of tax related adjustments as defined in the Transaction Agreement. The Initial Closing Statement will be finalized within 90 days after the closing date.

(2) Excludes the $50,000 bridge commitment and structuring fees contingent upon the consummation of the ProQuest Acquisition. Refer to Note 4 for the Pro forma adjustment to cash and cash equivalents for the bridge commitment fee.

Purchase Price Allocation for ProQuest

(d)The following table summarizes the estimated transaction costs included in the estimate purchase price consideration for ProQuest:

Transaction expenses contingent upon consummation of the acquisition	$33,261
Additional transaction costs related to the ProQuest acquisition incurred subsequent to September 30, 2021 recognized within selling, general and administrative costs(1)	5,614
Total Transaction Costs(2)	$38,875

(1) Represents the accrual of $5,614 for additional transaction costs related to the ProQuest acquisition incurred subsequent to September 30, 2021 that have not been recognized in the consolidated statement of operations. The transaction costs consist primarily of legal and other professional service fees. All other transaction costs incurred related to the ProQuest acquisition of $25,131 during the nine months ended September 30, 2021 are included in Clarivate's historical results. There were no costs incurred for the year ended ended December 31, 2020.

(2) Excludes $50,000 bridge commitment and structuring fees contingent upon consummation of the ProQuest acquisition. See Note 4 for the Pro forma impact to interest expense associated with the bridge commitment fee.

(e)The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2021 gives effect to the ProQuest acquisition as if it had occurred on September 30, 2021. The Company has performed a preliminary valuation analysis of the fair market value of ProQuest LLC’s assets to be acquired and liabilities to be assumed. Using the total estimated consideration for the ProQuest acquisition, the Company has preliminarily estimated the allocations to such assets and liabilities.

The following table summarizes the allocation of the preliminary purchase price:

Assets assumed	$385,000
Liabilities assumed	(548,000)
Accumulated deficit adjustment for removal of historical deferred tax liability for valuation allowance(1)	(16,492)
Net deferred tax liability	(23,891)
Identifiable intangible assets	3,528,000
Goodwill	1,722,231
Total estimated consideration	$5,046,848

(1) Represents an adjustment to the pro forma income statement to reflect the effect of the transaction on the pro forma tax (provision) benefit related to the tax benefit related to ProQuest's historical pretax losses that previously could not be recognized due to the need for a valuation allowance.

The following table summarizes the pro forma adjustments related to the purchase price allocation:

Estimated fair value of identified intangible assets	$3,528,000
Pre-existing ProQuest intangible assets	365,700
Pro forma adjustment(1)	$3,162,300

Estimated fair value of goodwill	$1,722,231
Pre-existing ProQuest goodwill	629,100
Pro forma adjustment(2)	$1,093,131

Estimated fair value of operating lease right-of-use assets	$60,500
Pre-existing ProQuest operating lease right-of-use assets	—
Pro forma adjustment(3)	$60,500

Estimated fair value of current portion of operating lease liability	$8,800
Pre-existing ProQuest current portion of operating lease liability	—
Pro forma adjustment(4)	$8,800

Estimated fair value of long-term portion of operating lease liability	$52,900
Pre-existing ProQuest long-term portion of operating lease liability	—
Pro forma adjustment(4)	$52,900

Estimated fair value of current portion of deferred revenues	$272,300
Pre-existing ProQuest current portion of deferred revenues	363,000
Pro forma adjustment(5)	$(90,700)

Estimated fair value of non-current portion of deferred revenues	$5,900
Pre-existing ProQuest non-current portion of deferred revenues	7,900
Pro forma adjustment(6)	$(2,000)

(1) Reflects the adjustment to record the preliminary estimated fair value of intangible assets of $3,162,300, which represents an increase over ProQuest’s net book value of intangible assets of $365,700 prior to the acquisition. The estimated fair values of identifiable intangible assets are preliminary and are determined based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determinations for identifiable intangible assets may differ from this preliminary determination, and such differences could be material. The intangible assets acquired primarily consist of the following:

	Estimated Fair Value	Remaining Range of Years
Customer relationships	$2,773,000	17-23
Technology & databases	709,300	5-17
Trademarks	45,700	2-10
Total	$3,528,000

(2) Reflects the preliminary estimated fair value adjustment to goodwill of $1,093,131 comprised of the elimination of ProQuest’s historical goodwill balance of $629,100 offset by $1,722,231 of goodwill resulting from the acquisition. Goodwill resulting from the acquisition represents the excess of estimated acquisition consideration over the preliminary fair value of the underlying tangible and identifiable intangible assets acquired and liabilities assumed. The estimated goodwill to be recognized is attributable primarily to expected synergies, expanded market opportunities, and other benefits that Clarivate believes will result from the acquisition ProQuest. The goodwill created in the acquisition is not expected to be deductible for tax purposes and is subject to revisions as the purchase price allocation is completed, which could be material.

(3) Reflects the preliminary estimated fair value adjustment to record operating lease right-of-use assets of $60,500 to reflect the adoption of ASC 842 on the opening balance sheet of ProQuest.

(4) Reflects the preliminary estimated fair value adjustment to record the current portion and long-term portion of operating lease liability of $8,800 and $52,900, respectively, to reflect the adoption of ASC 842 on the opening balance sheet of ProQuest.

(5)     Reflects the preliminary estimated fair value adjustment and decrease of $90,700 to the current portion of deferred revenue acquired in the ProQuest acquisition, resulting in a corresponding decrease to revenues, net in the year ended December 31, 2020 and a decrease of $975 for the nine months ended September 30, 2021 in the unaudited pro forma condensed combined statement of operations. In the fourth quarter of 2021, Clarivate plans to early adopt FASB ASU No. 2021-08, "Accounting for Contract Assets and Contract Liabilities from Contracts with Customers" which allows an acquirer to account for the related revenue contracts in accordance with Topic 606 as if it had originated the contracts. This guidance will be applied retrospectively to all business combinations for which the acquisition date occurs during or subsequent to the fiscal year 2021. As a result, the ASC 805 pro forma financial information presented in the Form 10-K will be on a different accounting basis than the S-X Article 11-01 pro forma information presented in this Form 8-K/A.

(6) Reflects the preliminary estimated fair value adjustment and decrease of $2,000 to the non-current portion of deferred revenue acquired in the ProQuest acquisition as a result of fair value purchase accounting.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020, and the nine months ended September 30, 2021, give effect to the ProQuest acquisition as if it occurred on January 1, 2020.

All amortization adjustments related to identified intangible assets as a result of the ProQuest acquisition are recorded to Amortization expense. The estimated amortization expense was computed using the straight-line method based on an estimated useful life of the identifiable definite-lived intangible assets.

The fair value of intangible assets, as well as estimated useful lives, if any, remains subject to change and will be allocated as of the closing date and subject to change during the measurement period that does not exceed twelve months. Any resulting change in the fair value would have a direct impact to amortization expense, which could be material.

	Amortization Estimate
	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Customer relationships	$92,473	$123,296
Technology & databases	41,052	54,737
Trademarks	4,667	6,222
Total	$138,192	$184,255
Eliminate historical amortization expense	(64,100)	(116,900)
Pro forma amortization adjustment	$74,092	$67,355

(f)Represents the elimination of the derivative asset and liability of $1,400 and $23,700, respectively, associated with the ProQuest interest rate swaps.

(g)Represents the elimination of ProQuest historical long-term debt of $903,000 which was paid at the closing of the ProQuest acquisition, and the removal of associated interest expense included in its statements of operations.

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Eliminate historical interest expense	$34,000	$45,900
Eliminate historical (gains) losses for interest rate swap	(13,500)	23,100
Eliminate historical amortization of deferred financing costs	2,000	2,500
Total	$22,500	$71,500

(h)Represents the elimination of historical ProQuest member’s equity and accumulated other comprehensive loss, an adjustment to reflect the shares issued to the owners of ProQuest reflected in the ordinary shares, and an adjustment to reflect the estimated transaction costs as part of the estimated purchase price consideration for ProQuest.

	Member's equity	Ordinary shares	Accumulated Other Comprehensive Loss	Accumulated Deficit
Shares issued to ProQuest owners(1)	$—	$1,094,901	$—	$—
Elimination of historical shareholders' equity(2)	191,000	—	10,900	(22,383)
	$191,000	$1,094,901	$10,900	$(22,383)

(1) Represents an adjustment for the issuance of shares to the ProQuest owners.

(2) Represents the elimination of historical ProQuest member’s equity, an adjustment to eliminate other comprehensive losses associated with foreign currency translation adjustments in connection with purchase accounting, and an adjustment to accumulated deficit to reflect the $38,875 of estimated transaction costs, excluding the $50,000 bridge commitment and structuring fees recognized as a financing adjustment, offset by $16,492 for the tax benefit related to ProQuest's historical pretax losses that previously could not be recognized due to the need for a valuation allowance.

(i)Represents the tax effects of pro forma adjustments. The following table summarizes the pro forma adjustments related to the historical ProQuest deferred tax balances:

Estimated fair value of deferred tax liabilities	$23,891
Pre-existing ProQuest deferred tax liabilities	(16,900)
Pro forma adjustment	$6,991

The following table summarizes the pro forma adjustments related to the historical ProQuest (provision) benefit for income taxes:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Tax effect of the pro forma adjustments based on the estimated blended statutory income tax rate of 7.5%(1)	$543	$1,161
Historical deferred tax liability removed for valuation allowance(2)	—	16,492
Pro forma adjustment	$543	$17,653

(1) Represents adjustments to income tax benefit for the impact of the pro forma adjustments using an estimated blended statutory income tax rate of 7.5% for ProQuest for both the nine months ended September 30, 2021 and for the year ended December 31, 2020. The estimated blended statutory income tax rate was based upon the geographical split of the business and the respective tax rates for the jurisdictions. The actual effective tax rate of Clarivate may differ materially from the pro forma tax rates due to, among other factors, changes in tax laws, the impact of permanent tax differences, income tax reserves determined in connection with the acquisition and tax planning.

(2) Represents an adjustment to the pro forma income statement to reflect the effect of the transaction on the pro forma tax (provision) benefit related to the tax benefit related to ProQuest's historical pretax losses that previously could not be recognized due to the need for a valuation allowance.

4. Financing Adjustments
DRG Acquisition
(j) Represents adjustments to interest expense related to the following:

Year Ended December 31, 2020
Estimated interest expense on new financing (1)	$(2,944)
Elimination of historical interest expenses (2)	2,801
Amortization of deferred financing costs (3)	(42)
Remove historical DRG amortization of deferred financing costs (4)	3,822
Total pro forma adjustment to interest expense	$3,637

(1)In connection with the DRG Transactions, the Company incurred an incremental $360,000 of term loans under its term loan facility to fund a portion of the acquisition of DRG and to pay related fees and expenses. The incremental term loan borrowings are covered by the same terms and covenant requirements of the Company's existing term loan facility. The estimated interest rates and adjustments are based on historical LIBOR rates and estimated interest rate spreads based on the terms of the Company's executed debt agreement.
(2)Represents the elimination of DRG’s historical interest expense included in its statements of operations as a result of the extinguishment of DRG’s debt upon consummation of the DRG Transactions.
(3)Represents the amortization of estimated deferred financing costs in connection with the Company’s incremental $360,000 term loan.
(4)Represents the elimination of historical amortization of deferred financing costs included in DRG’s statements of operations.
CPA Global Acquisition
(k) Represents adjustments to interest expense related to the following:

Year Ended December 31, 2020
Estimated interest expense on new financing (1)	$(52,155)
Elimination of historical interest expenses (2)	9,877
Amortization of deferred financing costs (3)	(3,298)
Total pro forma adjustment to interest expense	$(45,576)
(1)In connection with the CPA Global acquisition the Company incurred $1,600,000 of incremental term loans, excluding deferred financing fees of $36,000, under its term loan facility. The incremental term loan borrowings are covered by the same terms and covenant requirements of the Company's existing term loan facility. The estimated interest rates and adjustments are based on historical LIBOR rates and estimated interest rate spreads based on the terms of the Company's executed debt agreement.
(2)Represents the elimination of CPA Global’s historical interest expense included in its statements of operations as a result of the extinguishment of CPA Global's debt upon consummation of the CPA Global Transaction.

(3)Represents the amortization of estimated deferred financing costs in connection with the Company’s incremental $1,600,000 term loan.

ProQuest Acquisition

(l) Represents adjustments to financing related costs included in the historical Clarivate condensed consolidated balance sheet, including reclassifications to cash and cash equivalents from restricted cash, and from the current portion of long-term debt to long-term debt, related to private placement offerings and subsequent exchange offerings involving our Senior Secured Notes due 2028 and Senior Notes due 2029 following financing activities associated with the Transactions:

September 30, 2021
Reclassification of cash proceeds from long-term debt held in segregated escrow accounts as of September 30, 2021	$1,842,576
Payment of bridge commitment and structuring fees contingent upon consummation of the acquisition	(50,000)
Discount on debt for the underwriter's fee contingent upon consummation of the acquisition	(25,336)
Pro forma cash and cash equivalents adjustment	$1,767,240

Reclassification of cash proceeds from long-term debt held in segregated escrow accounts as of September 30, 2021	$(1,842,576)
Pro forma restricted cash adjustment	$(1,842,576)

Reclassification of long-term debt in accordance with the escrow conditions, net of $7,471 of deferred financing costs(1)	$(1,837,027)
Pro forma current portion of long-term debt adjustment	$(1,837,027)

Reclassification of long-term debt in accordance with the escrow conditions, net of $7,471 of deferred financing costs(1)	$1,837,027
Discount on debt for the underwriter's fee contingent upon consummation of the acquisition	(25,336)
Pro forma long-term debt adjustment	$1,811,691

(1) Of the $7,471 in deferred financing costs, approximately $1,922 of these costs have been amortized for the nine months ended September 30, 2021 within the Clarivate financial statements.

(m) Represents adjustments to interest expense related to the following:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Interest expense on new financings(1)	$(38,860)	$(80,614)
Amortization of deferred financing costs(2)	(3,030)	(4,373)
Bridge commitment fees in connection with the new notes(3)	—	(50,000)
Pro forma amortization adjustment	$(41,890)	$(134,987)

(1) Represents interest expense associated with the $921,177 aggregate principal amount of our 3.875% New Secured Notes; and $921,399 aggregate principal amount of our 4.875% New Unsecured Notes. The Company recognized $27,678 of interest expense for the nine months ended September 30, 2021 within the historical financial statements, inclusive of $5,000 in bridge structuring fees and approximately $1,922 of amortized deferred financing costs.
(2) Represents the amortization of estimated deferred financing costs in connecting with the issuance of the New Notes.
(3) Represents the bridge commitment and structuring fees on long-term debt contingent upon the consummation of the acquisition.

(n) Represents adjustments to dividends on preferred shares related to the following:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Dividends on our convertible preferred shares at an annual rate of 5.25%(1)	$(34,171)	$(75,469)
Pro forma dividends on preferred shares adjustment	$(34,171)	$(75,469)

(1) On June 14, 2021, we completed and underwritten public offering of 14,375,000 of our 5.25% Series A Mandatory Convertible Preferred Shares ("MCPS") which included 1,875,000 of our mandatory convertible preferred shares that the underwriters purchased pursuant to their option to purchase additional shares. Dividends on our convertible preferred shares are payable at an annual rate of 5.25% of the liquidation preference of $100.00 per share. The Company recognized $22,431 of dividends on preferred shares for the nine months ended September 30, 2021 within the historical financial statements.

(o) The pro forma basic and diluted earnings per share calculations are based on the basic and diluted weighted average shares of Clarivate ordinary shares plus ordinary shares issued by Clarivate as equity consideration in connection with the ProQuest Transaction. The pro forma basic and diluted weighted average shares outstanding are a combination of the historical weighted average shares of Clarivate ordinary shares and the ordinary share impact of the equity consideration.

Weighted average shares outstanding are as follows:

	Nine Months Ended September 30, 2021	Year Ended December 31, 2020
Historical weighted average shares outstanding - basic and diluted	616,135,071	427,023,558
Equity consideration in connection with the ProQuest Transactions	46,910,923	46,910,923
Equity consideration in connection with the Primary Offering(1)	19,230,769	28,846,154
Pro forma weighted average shares outstanding - basic and diluted	682,276,763	502,780,635

(1) On June 14, 2021, we completed an underwritten public offering of 44,230,768 of our ordinary shares at a share price of $26.00, of which 28,846,154 ordinary shares were issued and sold by Clarivate and 15,384,614 were sold by selling shareholders (which included 5,769,230 ordinary shares that the underwriters purchased pursuant to their option to purchase additional shares). Approximately one-third of the impact of the Primary Offering is reflected in Clarivate's historical basic and diluted weighted average shares outstanding for the nine months ended September 30, 2021, with the remaining impact representing a pro forma financing adjustment. The full impact of the Primary Offering is reflected as a pro forma financing adjustment for the year ended December 31, 2020.